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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report  (Date of earliest event reported):  December 29, 1997



                               HAMBRECHT & QUIST GROUP
                (Exact name of registrant as specified in its charter)

          DELAWARE                      1-11855                  94-3246636
(State or other jurisdiction of  (Commission File Number)   (IRS Identification
          incorporation)                                              No).



                                   ONE BUSH STREET
                               SAN FRANCISCO, CA  94104
             (Address of principal executive offices including zip code)

                                    (415) 439-3000
                 (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     The Annual Report on Form 10-K (the "Form 10-K") of Hambrecht & Quist Group (the "Company") sets forth certain information concerning the Nasdaq market-makers antitrust litigation to which Hambrecht & Quist LLC ("H&Q LLC") is a party. Subsequent to the date of filing of the Form 10-K, there have been additional developments with respect to this litigation. For additional detail concerning the background of this matter, see Item 3 - Legal Proceedings of the Company's Form 10-K.

     On December 29, 1997, the district court in this case issued orders: (i) granting motions to extend the class period until July 17, 1996 and to permit the plaintiffs to file a Second Amended Refiled Consolidated Complaint, adding three additional defendants; and (ii) granting preliminary approval to a Stipulation and Agreement of Settlement between the plaintiffs and thirty of the thirty-one remaining defendants in the lawsuit, including H&Q LLC. It is expected that a hearing on final approval of the settlement will occur later in 1998, after formal notification to the class members has occurred. In connection with its contribution to the settlement, the Company accrued an after tax charge in its December 1997 quarter of approximately $0.17 per share. This amount represents the previously unaccrued portion of its share of the settlement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   HAMBRECHT & QUIST GROUP



                                   By:  /s/ STEVEN N. MACHTINGER
                                       -----------------------------------------
                                        Steven N. Machtinger
                                        General Counsel and Secretary

Date:  January 8, 1998